Exhibit 10.5

LOCK-UP AGREEMENT

   , 2014

Ladies and Gentlemen:

           The undersigned is an incoming, current or former director, executive officer or beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of Drone Aviation Holding Corp., a Nevada corporation f/k/a Macrosolve, Inc., an Oklahoma corporation (the “Company”). The undersigned understands that the Company will acquire by merger, share exchange or similar business combination (the “Merger”) Drone Aviation Corp., a Nevada corporation, concurrently with the private placement by the Company of units of the Company’s securities (the “Funding Transaction”). The undersigned understands that the Company and the investors in the Funding Transaction will proceed with the Funding Transaction in reliance on this Letter Agreement.

1.           Lockup.  In recognition of the benefit that the Merger and the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, and each investor in the Funding Transaction, that, without the written consent of the Company, during the period beginning on the closing date of the Merger (the “Closing Date”) and ending fifteen (15) months after the Closing date (the “Lockup Period”), the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Company (each, a “Company Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security (each of the foregoing, a “Prohibited Sale”).  This Letter Agreement shall apply to all Company Securities owned by the undersigned.

2.    Leak Out Provision.  Notwithstanding the restrictions set forth in Section 1 herein, beginning on the date that is the thirteen (13) month anniversary of the Closing Date and ending on the expiration of the Lockup Period, the undersigned may sell Company Securities in such amount as shall equal up to 3.5% of the average daily volume of the Company’s common stock on any given trading day.

3.           Permitted Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the Company Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Letter Agreement for the balance of the Lockup Period.

4.           Opinion of Counsel.  Any Company Security of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Letter Agreement.  The Company’s transfer agent shall only accept an opinion of counsel to remove such legend from counsel acceptable to the Company.  An opinion from Harvey Kesner, Esq. and any firm with which he is associated shall be deemed acceptable counsel to the Company.

5.           Governing Law.  This Letter Agreement shall be governed by and construed in accordance with the laws of the New York.

6.           Miscellaneous.  This Letter Agreement will become a binding agreement among the undersigned as of the date hereof.  In the event that no closing of the Merger occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

Number of shares of Common Stock owned:

Certificate Numbers: _____________________________

Other Securities owned: ___________________________

Accepted and Agreed to:

Drone Aviation Holding Corp.

By:
     Name:
     Title:

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